Exhibit B

SHARE ISSUANCE AGREEMENT

SHARE ISSUANCE AGREEMENT (“Agreement”), dated as of November 29, 2023, by and among 10X CAPITAL VENTURE ACQUISITION CORP. II, a Cayman Islands exempted company (“Issuer”), and GLOBAL COMMODITIES & INVESTMENTS LTD., a Cayman Islands exempted company (“Global”).

WITNESSETH

WHEREAS, Issuer, 10X Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Issuer (“Merger Sub”) and African Agriculture, Inc., a Delaware corporation (“African Agriculture”) are parties to that certain Agreement and Plan of Merger, dated as of November 2, 2022 (as heretofore and hereafter amended from time to time, the “Merger Agreement”) pursuant to which Merger Sub will merge with and into African Agriculture with African Agriculture surviving as a wholly-owned subsidiary of Issuer (the “Merger”); and

WHEREAS, Global is the majority shareholder of African Agriculture; and

WHEREAS, Issuer proposes to enter into that certain agreement by and among Issuer, African Agriculture and Vellar Opportunities Fund Master, Ltd. or an affiliate thereof (“Vellar”), providing for a Cash Settled Equity Derivative Transaction (the “FPA”); and

WHEREAS, it is a condition of the performance of Vellar under the FPA that Global transfer to Vellar 13,176,455 shares of common stock of African Agriculture (the “Share Transfer”) prior to the shareholders of African Agriculture approving the Merger Agreement; and

WHEREAS, Global acknowledges that as a shareholder of African Agriculture it will benefit indirectly from the consummation of the FPA; and

WHEREAS, in order to induce Global to enter into a Share Transfer Agreement with Vellar, providing for the Share Transfer in the form annexed hereto as Appendix A (the “Share Transfer Agreement”), and to transfer the African Agriculture shares as provided therein, Issuer has agreed to issue to Global 11,701,250 shares of common stock of Issuer following the Merger (the “Replacement Shares”), on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       On or prior to the fifth business day following the closing of the Merger, Issuer will issue, for no additional consideration, the Replacement Shares to Global.

2.         It shall be a condition to the obligation of Issuer to issue the Replacement Shares that Global shall have entered into the Share Transfer Agreement and completed Share Transfer as provided therein.

3.          Global acknowledges and agrees that (i) the Replacement Shares will “restricted shares” under applicable securities laws and that Global will not be able to sell or transfer such shares without the benefit of a registration statement relating to such transfer or pursuant to an exemption from the requirement for such registration, and (ii) any certificate issued to represent such shares will bear a restrictive legend in customary form and Issuer’s transfer agent will maintain a stop transfer order with respect to such shares.

4.         Global represents that (i) it is an “Accredited Investor” as such term is defined in Regulation D as promulgated under the Securities Act of 1933 (the “Securities Act”), (ii) it is entering into this Agreement and receiving the Replacement Shares for its own account without a view to the distribution or resale thereof, and (iii) it understands that the assignment, transfer or other disposition of the Replacement Shares has not been registered under the Securities Act. Global has also been advised that exemptions from registration and qualification may not be available or may not permit Global to transfer all or any of the Replacement Shares in the amounts or at the times proposed by Global.

5.          Global is fully aware of: (a) the highly speculative nature of an investment in the Replacement Shares, (b) the financial hazards involved, (c) the lack of liquidity of the Replacement Shares and the restrictions on transferability of the Replacement Shares, and (d) the tax consequences of acquiring the Replacement Shares. Global acknowledges and agrees that, by agreeing to receive the Replacement Shares, it is accepting all risks associated with acquisition and ownership of the Replacement Shares, including any depreciation or diminution in the value of the Replacement Shares.

6.          Global further represents that it has made its own independent decision to enter into the Share Transfer Agreements and this Agreement and as to whether these agreements are appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary, and is not relying on any communication (written or oral) of any other party as investment advice or as a recommendation to enter into the Share Transfer Agreements or this Agreement.

7.         Except as otherwise provided for herein, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. Neither party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the other party hereto. This Agreement may be amended only by a written agreement executed by each of the parties hereto.

8.       The parties hereto agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

9.         The issuance of the Replacement Shares by the Issuer shall not be prohibited, enjoined, made illegal or otherwise restrained by any law or governmental or court order, judgment, decree, writ, stipulation, determination, award, statute, rule or regulation (including rule or regulation of stock exchange) (“Law”). If, at any time prior to the issuance of Replacement Shares, the Issuer is aware that the issuance of Replacement Shares contemplated hereby will violate any Law, the parties hereby agree and acknowledge that the structure of the issuance by the Issuer of the Replacement Shares shall be amended in a manner mutually agreeable to the Parties to the extent necessary under the applicable Law.

10.        This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

11.        Each of the parties hereto hereby (i) agrees to the exclusive jurisdiction of the courts of the state of New York, located in the Borough of Manhattan and the Federal courts located within the State of New York in the Borough of Manhattan, and (ii) waives any objection based on forum non conveniens, and any objection to venue of any action instituted hereunder in any of the aforementioned courts and consents to eh granting of such legal or equitable relief as is deemed appropriate by such court.

12.       TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH HIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.      This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or other means of electronic delivery and upon such delivery the electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereof.

10X CAPITAL VENTURE ACQUISITION CORP. II

By:	/s/ Hans Thomas
	Name:	Hans Thomas
	Title:	Chairman and Chief Executive Officer

GLOBAL COMMODITIES & INVESTMENTS LTD.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereof.

10X CAPITAL VENTURE ACQUISITION CORP. II

By:
Name:
Title:

GLOBAL COMMODITIES & INVESTMENTS LTD.

By:	/s/ Vasile Timis
	Name:	VASILE TIMIS
	Title:	DIRECTOR

APPENDIX A

Form of Share Transfer Agreement